VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE OF AUGUST 7, 2009

Control No.	Maximum Primary Subscription Shares Available
RIVUS BOND FUND
SUBSCRIPTION RIGHTS FOR SHARES OF BENEFICIAL INTEREST
Dear Shareholder:
IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE BOTH SIDES OF THIS CARD AND RETURN IT TO THE SUBSCRIPTION AGENT.
As the registered owner of the Subscription Certificate below, you are entitled to subscribe for the number of shares of beneficial interest, $0.01 par value per share (“Shares”), of Rivus Bond Fund (the “Fund”), shown above pursuant to the Primary Subscription and upon the terms and conditions and at the Subscription Price for each Share specified in the Fund’s Prospectus dated July [          ] (the “Prospectus”). The transferable rights (“Rights”) represented hereby include the Over-Subscription Privilege (the “Privilege”) for record date Rights holders, as described in the Prospectus. Under the Privilege, any number of additional shares may be purchased by a Rights holder if such shares are available and the holder’s Primary Subscription Rights have been fully exercised to the extent possible.
Participants in the Fund’s Dividend Reinvestment Plan will have any Shares that they acquire pursuant to the offer credited to their dividend reinvestment accounts in the plan. Shareholders whose Shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares that they acquire credited to the account of Cede or the other depository or nominee. With respect to all other shareholders, share certificates for all Shares acquired will be mailed after payment for all the Shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment.
THE PRIMARY SUBSCRIPTION RIGHTS ARE TRANSFERABLE
Payment must be in United States dollars. Only money orders or checks drawn on a bank located in the United States and made payable to “RIVUS BOND FUND” will be accepted. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.

VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M.
EASTERN TIME ON THE EXPIRATION DATE OF AUGUST 7, 2009

Control No.	Rights Represented By This Subscription Certificate

CUSIP No.	Maximum Primary Subscription Shares Available
RIVUS BOND FUND
SUBSCRIPTION RIGHTS FOR SHARES OF BENEFICIAL INTEREST
(Complete appropriate section on reverse side of this form)
The registered owner of this Subscription Certificate named below, or assigns, is entitled to the number of transferable rights (“Rights”) to subscribe for the shares of beneficial interest, $0.01 par value (“Shares”), of Rivus Bond Fund (the “Fund”) shown above, in the ratio of one Share for each three Rights, pursuant to the Primary Subscription and upon the terms and conditions and at the price for each Share specified in the Fund’s Prospectus dated July 17, 2009 (the “Prospectus”). The Rights represented hereby include the Over-Subscription Privilege (the “Privilege”) for Record Date Shareholders only, as described in the Prospectus. Under this Privilege, any number of additional Shares may be purchased by a Record Date Shareholder if such Shares are available and the owner’s Primary Subscription Rights have been fully exercised to the extent possible and the pro rata allocation requirements have been satisfied. Share subscribed for pursuant to the Primary Subscription Right will be delivered as soon as practicable after receipt of the required completed Subscription Certificate and after full payment has been received and cleared. Shares subscribed for pursuant to the Over-Subscription Privilege will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. Participants in the Fund’s Dividend Reinvestment Plan will have any Shares that they acquire pursuant to the offer credited to their dividend reinvestment accounts in the plan. Shareholders whose Shares are held of record by Cede or by any other depository or nominee on their behalf or their broker-dealers’ behalf will have any Shares that they acquire credited to the account of Cede or the other depository or nominee. With respect to all other shareholders, share certificates for all Shares acquired will be mailed after payment for all the Shares subscribed for has cleared, which may take up to 15 days from the date of receipt of the payment. Any refund in connection with an over-subscription will be delivered as soon as practicable after the Expiration Date and after all allocations have been effected. The Subscription Certificate may be transferred in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings ascribed to them in the Prospectus. To subscribe pursuant to the Primary Subscription or the Over-Subscription Privilege, three Rights and the Subscription Price, which is $[          ], are required for each Share. Payment of the $[          ] per share must accompany the Subscription Certificate. See reverse side of forms.

RIVUS BOND FUND
By:

To subscribe for your Primary Subscription Shares please complete line “A” on the card below.
Example:
100 Shares = 100 Rights. Note that the 100 rights will be rounded up to 102 rights, the nearest number of rights divisible by three.
102 Rights divided by 3 = 34 primary subscription Shares. The maximum number of Primary Subscription Shares would be 34.
A. 34 (No. of Shares)     X     $[          ] (Estimated Subscription Price)     =     $[          ] (Payment to be Remitted)
If you are not subscribing for your full Primary Subscription, check box “E” below and we will attempt to sell any remaining unexercised Rights. To subscribe for any over-subscription Shares please complete line “B” below.
Please Note: Only Record Date Shareholders who have exercised their Primary Subscription in full may apply for Shares pursuant to the Over-Subscription Privilege. The Estimated Subscription Price is based on the last reported NAV of the Fund on July [          ], 2009. The Subscription Price will be determined on August 7, 2009 (unless extended), the Pricing Date, and could be higher or lower than the Estimated Subscription Price depending on changes in the NAV of the Fund.
Payment of Shares: Full payment for both the primary and over-subscription Shares or a notice of guaranteed delivery must accompany this subscription. Please reference your rights card control number on your check, money order or notice of guaranteed delivery.
If the aggregate Subscription Price paid by a Record Date Shareholder is insufficient to purchase the number of Shares that the holder indicates are being subscribed for, or if a Record Date Shareholder does not specify the number of Shares to be purchased, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to purchase Shares to the full extent of the payment rendered. If the aggregate Subscription Price paid by a Record Date Shareholder exceeds the amount necessary to purchase the number of Shares for which the Record Date Shareholder has indicated an intention to subscribe, then the Record Date Shareholder will be deemed to have exercised first, the Primary Subscription Right (if not already fully exercised) and second, the Over-Subscription Privilege to the full extent of the excess payment tendered.

Expiration Date August 7, 2009 (unless extended)
PLEASE FILL IN ALL APPLICABLE INFORMATION
To: The Colbent Corporation
Attention: Corporate Actions

By First Class Mail:	By Hand:
P.O. Box [ ] Braintree, Massachusetts 02185-[ ]	161 Bay State Drive Braintree, Massachusetts [02184

By Express Mail or Overnight Courier:
161 Bay State Drive Braintree, Massachusetts [02184

A. Primary Subscription	X [$ ]	= $	E. Sell any Remaining Rights ☐
(No. of Shares)
B. Over-Subscription	X [$ ]	= $ (1)	F. Sell all of my Rights ☐
Privilege	(No. of Shares)
C. Amount of Check Enclosed (or amount in notice of guaranteed delivery)		= $
(1) The Over-Subscription Privilege can be exercised only by a Record Date Shareholder, as described in the Prospectus, and only if the Rights initially issued to him are excercised to the fullest extent possible.

D. IF YOU CURRENTLY PARTICIPATE IN THE FUND’S DIVIDEND REIN- VESTMENT PLAN AND WISH TO RECEIVE A CERTIFICATE, CHECK HERE ☐

SECTION 1. TO SUBSCRIBE: I hereby irrevocably subscribe for the number of Shares indicated as the total of A and B hereon upon the terms and conditions specified in the Prospectus relating thereto, receipt of which is acknowledged. I hereby agree that if I fail to pay for the common shares for which I have subscribed (or are deemed to have subscribed for as set forth above), the Fund may exercise any of the remedies set forth in the Prospectus.
               TO SELL: If I have checked either the box on line E or line F, I authorize the sale of Rights by the Subscription Agent according to the procedures described in the Prospectus.

Signature(s) of Subscriber(s)

Address for delivery of Shares if other than shown on front
If permanent change of address, check here ☐
Please give your telephone number: (          )

Please give your e-mail address:

SECTION 2. TO TRANSFER RIGHTS (except pursuant to E or F above):
For value received,                of the Rights represented by this Subscription Certificate are assigned to:

(Print Full Name of Assignee)

(Print Full Address)

Signature(s) of Assignor(s)

IMPORTANT:	The signature(s) must correspond in every particular, without alteration, with the name(s) as printed on your Subscription Certificate.
Your Signature must be guaranteed by:
(a) a commercial bank or trust company, or
(b) a member firm of a domestic stock exchange, or
(c) a savings bank or credit union.

Signature
(Name of Bank or Firm)

Guaranteed By:
(Signature of Officer and Title)